EXHIBIT 10.22

VENCORE SOLUTIONS LLC
Financial Services and Emerging Growth Companies Coming Together

4500 SW Kruse Way, Suite 350   •   Lake Oswego, OR 97035
503.699.4997   •   FAX: 503.675.3136

LOAN AND SECURITY AGREEMENT NUMBER 1601

     THIS LOAN AND SECURITY AGREEMENT is made by Cognigen Networks, Inc., a Colorado Corporation and Cognigen Business Systems, Inc., a Delaware Corporation as Co-Debtors, jointly and severally responsible (“Co-Debtors”) and VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company (“Lender”). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS.

     1.1      Defined Terms. As used in this Agreement the following terms have the following defined meanings, unless the context otherwise requires (such terms to be equally applicable to both singular and plural forms of the terms defined):

“Agreement”, “hereof”, “hereto”, “hereunder” and words of similar import shall mean this Loan and Security Agreement, as the same may from time to time be amended, modified or supplemented.

“Business Day” means a day other than a Saturday, Sunday or legal holiday under the laws of the State of Oregon. “Chattel Paper” has the meaning assigned to it in the Code.

“Closing Date” means each date on which a Loan is made pursuant hereto.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Oregon.

“Collateral” means any of Co-Debtors’ assets which are pledged to secure this Agreement and as identified on Schedule 1.

“Commencement Date” means the beginning of the contracted term under each Loan. The Commencement Date of each Loan will be the 10thwhich immediately follows the Disbursal Date.

“Commitment” means the obligation of Lender to make the Loans in the aggregate principal amount specified in Section 2.1.

“Default” shall mean any event which with notice, lapse of time, and/or any further condition, event or act would constitute an Event of Default.

“Disbursal Date” means the date each Loan is countersigned by both Co-Debtors and Lender and funds are disbursed under the terms of each Loan.

“Disbursed Principal” means the original amount borrowed on each Loan.

“Financial Statements” means Co-Debtors’ financial statements and shall be comprised of at least a balance sheet and profit and loss statement and may include a cash flow statement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law (including any receivership or like proceeding), assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

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“Interim Interest” means interest that is paid on the Disbursed Principal for that period of time between the Disbursal Date and the Commencement Date. Interim Interest shall be paid at a daily rate equal to the Interest Rate divided by 365.

“Interest Rate” is a fixed per annum rate per each Loan equal to the sum of the Prime Lending Rate, as reported in the Wall Street Journal plus 10.57%.

“Liens” means liens, mortgages, security interests, pledges, title retentions, charges, financing statements or other encumbrances of any kind whatsoever on the Collateral.

“Loan” means each loan made by Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, the Notes, the Supplements, any other note executed by Co-Debtors in connection with this Agreement, and any other agreement entered into, now or in the future, by Co-Debtors and Lender or any guarantor in connection herewith.

“Note” means each promissory note of Co-Debtors evidencing a Loan, as described in Section 2.2, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, modified or supplemented.

“Obligations” means (i) the aggregate unpaid principal amount of, and accrued interest on, the Notes; (ii) all other obligations and liabilities of Co-Debtors, now existing or hereafter incurred, under, arising out of or in connection with this Agreement, or any Note or any other Loan Document; and (iii) any and all other present and future indebtedness, obligations and liabilities of any kind whatsoever of Co-Debtors to Lender, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with Lender or otherwise acquired by Lender or from time to time reduced and thereafter increased.

“Payment Due Date” shall be the 10th day of each month and the first scheduled payment shall be due on the 10th day of the month immediately following the Commencement Date.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Prepayment” means the Co-Debtors can terminate Loans prior to their maturities by paying Lender an amount equal to the sum of i) all accrued interest, charges and fees, ii) unpaid principal, and iii) any applicable Prepayment Premium.

“Prepayment Premium” means a charge paid by Co-Debtors to Lender to terminate their Loan(s) prior to the maturity of each Loan. The Prepayment Premium will be applicable when the Co-Debtors wish to terminate a Loan more than 12 months prior to its contracted maturity and shall be calculated as follows:

PP = DP x 0.001 x M where PP = Prepayment Premium; DP = Disbursed Principal; M = remaining months to contracted maturity.

“Proceeds” has the meaning assigned to it in the Code,

“Supplement” means each Supplement executed and delivered by Co-Debtors in substantially the form of Exhibit B attached hereto.

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     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

SECTION 2.      AMOUNT AND TERMS OF LOAN.

     2.1    Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Loans, from time to time, to Co-Debtors in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00). Each Loan shall be in an amount which is not less than Sixty Thousand Dollars and 00/100 ($60,000.00). The obligation of Lender to make Loans hereunder shall terminate on December 31, 2006. Co-Debtors shall give Lender at least five (5) Business Days prior written notice of the date and amount of each proposed Loan. No Loan which is repaid may be reborrowed.

     2.2    The Notes. Each Loan shall be evidenced by a promissory note of Co-Debtors substantially in the form of Exhibit A hereto, with appropriate insertions therein as to amounts, dates and interest rate, in each case, as determined by Lender. Co-Debtors’ obligation to repay the Notes and all other amounts payable hereunder is absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character whatsoever. Each Note shall (i) be dated the date on which the Loan evidenced thereby is made; (ii) be for the term specified in such Note; and (iii) be stated to be paid in consecutive monthly installments of principal plus interest, on the dates and in the amounts set forth in such Note. If any amount is not paid within ten days of when due under the Notes, Co-Debtors shall pay to Lender a late charge of five percent (5%) of the subject amount. Such late charge shall be immediately assessed and due.

     2.3    Use of Proceeds. Growth Capital.

SECTION 3.      CONDITIONS OF BORROWING.

     3.1    Conditions of Each Loan. Lender shall not be required to make any Loan hereunder (including the initial Loan) unless on the Closing Date of such Loan:

     (a)    Note. The Note evidencing such Loan shall have been duly executed and delivered to Lender.

     (b)    Security Interest. All filings deemed necessary or desirable by Lender to establish, protect, preserve and perfect its security interest in any of Co-Debtors’ assets that are pledged as security for such Loan as a valid perfected security interest shall have been duly effected, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Co-Debtors.

     (c)    Representations. (i) The representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of the making of such Loan with the same effect as if made on and as of such date; (ii) no Default or Event of Default shall be in existence on the date of the making of such Loan or shall occur as a result of such Loan; and (iii) the acceptance by Co-Debtors of each Loan shall constitute a representation by CoDebtors that the statements contained in clauses (i) and (ii) above are true and correct on the date of such Loan.

     (d)    Other Documents and Information. Lender shall have received from Co-Debtors, in form and substance satisfactory to Lender, such other documents and information as Lender shall reasonably request.

     (e)    Legal Matters. All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for Lender.

SECTION 4.      REPRESENTATIONS AND WARRANTIES.

     To induce Lender to enter into this Agreement and to make each Loan, Co-Debtors represent and warrant to Lender that:

     4.1    Organization. Each Co-Debtor is a corporation duly organized or formed, validly existing and in good standing, Cognigen Networks, Inc. under the laws of Colorado and Cognigen Business Systems, Inc. under the laws of Delaware, and each have the necessary authority and power to pledge its assets as and to transact the business in which it is engaged.

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     4.2    Power and Authority. Co-Debtors have full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created by this Agreement.

     4.3    Consents and Permits. No consent of any other party, and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with (i) the execution, delivery or performance by Co-Debtors of this Agreement or the Notes; or (ii) the validity or enforceability of this Agreement or the Notes.

     4.4    No Legal Bar. The execution, delivery and performance by Co-Debtors of this Agreement and the Notes do not and will not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the organizational documents of Co-Debtors and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Co-Debtors are a party or which purports to be binding upon Co-Debtors or upon any of its assets, and will not result in the creation or imposition of any lien on any of the assets of Co-Debtors other than the security interest intended to be created hereby.

     4.5    No Defaults. Co-Debtors are not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Co-Debtors are a party or which purports to be binding upon Co-Debtors or upon any of their assets.

     4.6    Enforceability. This Agreement has been duly authorized, executed and delivered by Co-Debtors and constitutes a legal, valid and binding obligation of Co-Debtors enforceable in accordance with its terms. When executed and delivered, each Note shall have been duly authorized, executed and delivered by Co-Debtors and shall constitute a legal, valid and binding obligation of Co-Debtors enforceable in accordance with its terms.

     4.7    No Litigation. There is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Co-Debtors) pending or, to Co-Debtors’ knowledge, threatened against or affecting Co-Debtors or any of their assets which could have an adverse effect upon the transactions contemplated by this Agreement or a material adverse effect on the business, operations or financial condition of Co-Debtors.

     4.8    Taxes. Co-Debtors have filed all Federal, state and local income tax returns that are required to be filed, and has paid (or provided for the payment of) all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, and Co-Debtors do not have any knowledge or any actual or proposed deficiency or additional assessment in connection therewith. The charges, accruals and reserves on the books of Co-Debtors in respect of Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

     4.9    Financial Statements. All financial statements for Co-Debtors and any guarantor delivered to Lender are true and accurate as of the dates thereof, and there has not been any adverse change in Co-Debtors’ or any guarantor’s financial condition since the date of the most recent financial statements submitted to Lender.

     4.10    Full Disclosure. No written representation, warranty or other statement of Co-Debtors in any certificate, agreement or other document given to Lender, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates, agreements and other document statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

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SECTION 5. COVENANTS.

     Co-Debtors covenant and agree that from and after the date hereof and so long as the Commitment or any Obligation is outstanding:

     5.1    Notices. Co-Debtors will give timely written notice to Lender of (i) the occurrence of any Default or Event of Default; (ii) the commencement or threat of any material litigation or proceedings affecting Co-Debtors; and (iii) any dispute between Co-Debtors and any governmental regulatory body or other party that might materially interfere with the normal business operations of Co-Debtors.

     5.2    Laws; Obligations; Operations. Co-Debtors will (i) duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets, except for any such requirements for which the results of non-compliance, individually or in the aggregate, would not affect Co-Debtors’ ability to perform their obligations under the Agreement or result in a Lien upon any of the Collateral; (ii) maintain their existence as legal entities and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; and (iii) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency, approval and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement or the operation of their businesses.

     5.3    Inspection. Lender or its authorized representative may during normal business hours inspect the Collateral and the books and records of Co-Debtors related thereto.

     5.4    Further Assurances. Each Co-Debtor will promptly, at any time and from time to time, at its sole expense, execute and deliver to Lender such further instruments and other documents, and take such further action, as Lender may from time to time reasonably request to further carry out the intent and purpose of this Agreement. and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation, any and all security agreements, assignments, endorsements of certificates of title, and all other documents that Lender may reasonably request, in form and substance satisfactory to Lender, to create, perfect and continue to perfect or to better perfect the Lender’s Liens in the Collateral. To the maximum extent permitted by applicable law, Co-Debtors authorize Lender to execute any such Additional Documents in Co-Debtors’ names and authorizes Lender to file such executed Additional Documents in any appropriate filing office. Co-Debtors will pay, or reimburse Lender for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and, upon the occurrence of an Event of Default which is continuing, protection of Lender’s security interest in the Collateral.

     5.5    No Disposition of Collateral. Without the prior written consent of Lender, Co-Debtors will not sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral except as required by sale of telecom assets contemplated in the Letter of Intent between Co-Debtors and Acceris Management and Acquisition LLC, received by lender on October 3, 2006.

     5.6    No Liens. Except for those security interests currently held by Silicon Valley Bank and Global Crossing, Co-Debtors will not create, assume or suffer to exist any Lien of any kind upon the Collateral except for the security interest created hereby.

     5.7    No Changes in Co-Debtors. Without the prior written consent of Lender, Co-Debtors will not (i) enter into any merger or consolidation; (ii) liquidate or dissolve; (iii) sell, transfer or otherwise dispose of all or substantially all of its assets; (iv) change the form of organization of its business or state of organization or formation; or (v) without thirty (30) days prior written notice to Lender, change its name or its chief place of business.

     5.8    Financial Statements. Each Co-Debtor will prepare Financial Statements on a monthly basis and will provide Lender with copies of such Financial Statements not more than thirty (30) days after the end of each calendar month. For any Co-Debtors that are also Public Companies, Co-Debtors will provide to Lender its Financial Statements included in its 10-Q, 10-K and 8-K filings with the Securities and Exchange Commission, within ten (10) days after each filing.

SECTION 6.      SECURITY INTEREST.

     6.1    Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations and to induce Lender to enter into this Agreement and make the Loans in accordance with terms hereof, Co-Debtors hereby assign, convey, mortgage, pledge, hypothecate and transfer to Lender, and hereby grants to Lender a security interest in, all Co-Debtors’ right, title and interest in and to the Collateral.

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     6.2    <U>Filing of Financing Statements</U>. Co-Debtors authorize Lender to prepare and file any financing statement necessary or desirable to perfect Lender’s security interest in the Collateral, and any continuation statement or amendment with respect thereto, in any appropriate filing office. Co-Debtors hereby ratify the filing of any financing statement filed without the signature of Co-Debtors prior to the date hereof.

     6.3    <U>Lender Appointed as Attorney-in-Fact</U>. For so long as Co-Debtors have any financial obligations to Lender, Co-Debtors hereby irrevocably make, constitute, and appoint Lender (and any of Lender’s officers, employees, or agents designated by Lender) as Co-Debtors’ true and lawful attorney, with power to (i) if Co-Debtors refuse to, or fail timely to execute and deliver any of the documents requested by Lender pursuant to Section 5.4, sign Co-Debtors’ name on any such document; (ii) endorse Co-Debtors’ names on any of its payment items that may come into Lender’s possession. The appointment of Lender as Co-Debtors’ attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable.

SECTION 7.      EVENTS OF DEFAULT.

     The following events shall each constitute an event of default (“Event of Default”) under this Agreement:

     (a)      Co-Debtors shall fail to pay any Obligation after the same becomes due (whether at the stated maturity, by acceleration or otherwise);

     (b)      Any representation or warranty made by Co-Debtors in this Agreement or in connection with any Loan, or by Co-Debtors in any document, certificate or financial or other statement now or hereafter furnished by Co Debtors to Lender in connection with this Agreement shall at any time prove to be untrue or misleading in any material respect as of the time when made;

     (c)     Co-Debtors shall fail to observe any covenant, condition or agreement contained in Section 5;

     (d)      Co-Debtors shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Documents, and such failure shall continue unremedied for a period of ten (10) days or more;

     (e)      Any parent or subsidiary of Co-Debtors shall (i) (A) default in the payment of any obligation to Lender or to any of Lender’s subsidiaries or other affiliates, beyond the period of grace, if any, provided with respect thereto, or (B) default in the payment of any obligation to any Person other than Lender or its subsidiaries or other affiliates, whether such obligation is for borrowed money, under any lease, under any guarantee or similar accommodation, or for the deferred purchase price of property including interest thereon, beyond the period of grace, if any, provided with respect thereto, provided, however, that there shall be excluded herefrom, trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and which are not overdue in accordance with such terms for a period of more than sixty (60) days, or, if overdue for more than sixty (60) days, as to which a dispute exists and adequate reserves in conformity with generally accepted accounting principles have been established on Co-Debtors’ books; or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto, beyond the period of grace, if any, provided with respect thereto, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity or to realize upon any collateral given as security therefore;

     (f)      If an Insolvency Proceeding shall have been commenced by either Co-Debtor or any subsidiary of Co-Debtors;

     (g)      If an Insolvency Proceeding shall have been commenced against either Co-Debtor or any subsidiary of Co-Debtors, and any of the following events occur: (i) Co-Debtors or such subsidiary shall have acquiesced or consented to the institution of such Insolvency Proceeding against it; (ii) the petition commencing the Insolvency Proceeding shall not have been timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its Commitment to extend credit hereunder; (iii) the petition commencing the Insolvency Proceeding shall not have been dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its Commitment to extend credit hereunder; or (iv) an order for relief shall have been entered therein;

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     (h)      Any of the events described in subsections (a) through (g) shall occur with respect to any guarantor of the Loans or other Obligations or such guarantor shall otherwise fail to perform or otherwise default under its guaranty agreement.

SECTION 8.      REMEDIES.

     8.1    Termination: Acceleration. If an Event of Default specified in Section 7(f) or (g) shall occur, then, and in any such event, the Commitment shall immediately terminate and the Loans and all other Obligations shall become immediately due and payable without any notice or other action by Lender. If any other Event of Default shall occur and be continuing, then, and in any such event, Lender may, without any notice or demand, (i) terminate forthwith the Commitment and/or (ii) declare the Loans and all other Obligations to be immediately due and payable.

     8.2    Additional Remedies. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a creditor, whether secured or unsecured, under the Code or under any other applicable law. Without limiting the generality of the foregoing, Co-Debtors agree that in any such event, Lender, without notice or demand of any kind (except the notice specified below of the time and place of public or private sale) to or upon Co-Debtors or any other Person (all and each of which demands and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Lender’s offices or elsewhere at such prices as it may deembest,for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in CoDebtors, which right or equity is hereby expressly released. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, disposition or sale (after deducting all reasonable costs and expenses of every kind incurred by Lender or incidental to the sale, disposition, care, safekeeping, preparation for sale or otherwise of any or all of the Collateral or in any way relatingto the rights of Lender hereunder, including reasonable attorneys’ fees and legal expenses) to the payment in whole or to part of the Obligations, in such order as Lender may elect and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law, shall Lender account for the surplus, if any, to Co-Debtors. To the extent permitted by applicable law, Co-Debtors waive all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral. Co-Debtors agree that Lender need not give more than ten (10) days notice (which notification shall be deemed given when mailed in accordance with Section 9.2) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Co-Debtors shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations and all other amounts to which Lender is entitled.

     8.3    Cumulative Remedies. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative and may be exercised singularly or concurrently. Lender has all rights and remedies provided under this Agreement, the Code, by law, or in equity. Lender’s exercise of any right or remedy is not an election, and no failure or delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     8.4    Waiver by Co-Debtors. Co-Debtors hereby waive presentment, demand, protest or any notice, except as expressly provided in Section 8 (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. To the extent permitted by the Code or other applicable law, Co-Debtors waive any rights now or hereafter conferred by statute or otherwise which limit or modify any of Lender’s rights or remedies under this Agreement.

SECTION 9.      MISCELLANEOUS.

     9.1    Joint and Several Obligations. If Co-Debtors consist of more than one person or entity, all Obligations of each Co-Debtor under this Agreement shall be joint and several, and all references to Co-Debtors shall mean each and every Debtor.

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     9.2    Notices. All notices, requests and demands to or upon any party hereto shall be deemed to have been duly given or made upon receipt when sent by registered or certified mail, addressed to such party as follows, or to such other address as may be hereafter designated in writing by such party to the other party hereto: (i) three (3) Business Days after being deposited in the United States mail, proper postage prepaid; (ii) as of the Business Day after the day delivered to overnight courier when delivered to such courier by sender in timely fashion so as to permit next-day delivery; (iii) upon delivery, when personally delivered; and (iv) upon dispatch when sent by facsimile machine with confirmation of transmittal completion received by sender:

Co-Debtor	Cognigen Networks, Inc.:
a Colorado Corporation
6405 218th Street SW, Ste 305
Mountlake Terrace,
WA 98043 Attention: Gary
Cook Fax: (720) 895-1917
Co-Debtor	Cognigen Business Systems, Inc.
a Delaware Corporation
6405 218th Street SW, Ste 306
Mountlake Terrace,
WA 98043 Attention: Carl
Silva Fax: (720) 895-1917
Lender:	VENCORE SOLUTIONS LLC a
Delaware Limited Liability
Company 4500 SW Kruse Way,
Suite 350 Lake Oswego, OR 97035
Attention: Jim Johnson
Fax: (503) 675-3136

     9.3    Indemnity.

     (a)    Co-Debtors agree to pay, and to indemnify and save Lender harmless from any delay in paying, all taxes, including, without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by Lender with respect to the payments made to Lender hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement or the Notes or any modification thereof.

     (b)    Co-Debtors hereby further agree to pay, indemnify, and hold Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including legal expenses) or disbursements of any kind or nature whatsoever arising out of or relating to this Agreement, provided, that Co-Debtors shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender, as finally determined by a court of competent jurisdiction.

     9.4    Payment of Lender’s Costs. Co-Debtors agree to pay upon demand all of Lender’s out-of-pocket expenses, including attorneys’ fees, incurred in connection with the negotiation and preparation of the Loan Documents, including any amendments or modifications thereto. If an Event of Default shall occur and be continuing, Co-Debtors agree to reimburse Lender for its reasonable attorney’s fees, court costs and collection costs, whether or not any litigation is commenced by Lender, which are incurred by Seller to enforce or interpret any of the Loan Documents or collect any Obligations due to Lender, including, without limitation, (i) the reasonable costs and fees of a collection agency; and (ii) attorney’s fees and costs incurred at trial, on appeal and in any mediation, arbitration or bankruptcy proceeding. All such amounts shall, until paid by Co-Debtors to Lender, constitute Obligations of Co-Debtors secured by the Collateral and shall be payable on demand.

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     9.5    Survival of Representations and Warranties. All representations and warranties made in this Agreement and any certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the making of the Loans hereunder, and the agreements contained in Section 9.3 shall survive payment of the Notes.

     9.6    Amendment; Waivers. No provision of this Agreement, the Notes, or any related agreements, may be amended or modified in any way, nor may noncompliance therewith be waived, except pursuant to a written instrument executed by Lender and Co-Debtors.

     9.7    Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     9.8    Headings. The headings of the Sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     9.9    Successors or Assigns. THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF CO-DEBTORS AND LENDER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, EXCEPT THAT CO-DEBTORS MAY NOT ASSIGN OR TRANSFER ITS RIGHTS HEREUNDER OR ANY INTEREST.

     9.10    Entire Agreement. This Agreement, including all Notes and Supplements related hereto, contains the complete, final and exclusive statement of the terms of the agreement between Lender and Co-Debtors relating to the transactions hereby contemplated.

     9.11    Choice of Law and Venue; Jury Trial Waiver.

     (a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

     (b)    CO-DEBTORS IRREVOCABLY SUBMIT TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF OREGON, WITH VENUE IN MULTNOMAH COUNTY, OREGON, PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION AGAINST CO-DEBTORS OR THE COLLATERAL IN ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

     (c)    CO-DEBTORS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. CODEBTORS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Confidential	Page 9 of 14	X _________ (initials) X________ (initials)

     9.12    Severability; Intent to Limit Charges to Maximum Lawful Rate. If a court of competent jurisdiction finds any provision of this Agreement or other Loan Documents to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable. In no event shall the interest rate or rates payable under the Notes, plus any other amounts paid in connection herewith or therewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Co-Debtors and Lender, in executing and delivering this Agreement and the Notes, intend legally to agree upon the rate or rates of interest and manner of payment stated therein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then as of the date of this Agreement, Co-Debtors are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Co-Debtors in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations owing by it to the extent of such excess.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date countersigned by Lender below.

Agreed and consented to by LENDER:	CO-DEBTOR:
VENCORE SOLUTIONS LLC	COGNIGEN NETWORKS, INC.,
A DELAWARE LIMITED LIABLITY COMPANY	A COLORADO CORPORATION
By: _______________________________	By: X_______________________________
Name: _____________________________	Name: Gary Cook
Title: ______________________________	Title: Acting President & CEO
Date: ______________________________	Date:X______________________________
CO-DEBTOR:
COGNIGEN BUSINESS SYSTEMS, INC.,
A DELAWARE CORPORATION
By: X_______________________________
Name: Carl Silva
Title: President
Date:X______________________________

Confidential	Page 10 of 14	X _________ (initials) X________ (initials)

Supplement Number 1

EXHIBIT A

Promissory Note Number 01

Hereby made a part of Loan and Security Agreement Number 1601

$250,000.00

     FOR VALUE RECEIVED, Cognigen Networks, Inc., a Colorado Corporation and Cognigen Business Systems, Inc., a Delaware Corporation as Co-Debtors, jointly and severally responsible (“Co-Debtors”) promise to pay to the order of VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company (“Lender”), at such address as Lender may designate by notice to Co-Debtors, in lawful money of the United States, the principal sum of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00) together with interest, calculated at 18.82% per annum, in Thirty-Six (36) consecutive monthly installments of not less than Nine Thousand Dollars and 00/100 ($9,000.00) each, beginning on November 10th, 2006 (“Commencement Date”) and continuing on the same day of each month thereafter through and including October 10, 2009.

     Upon execution of this Note, Co-Debtors will prepay a documentation fee of Two Thousand Five Hundred Dollars and 00/100 ($2,500.00).

     This Note is one of the Notes referred to in the Loan and Security Agreement Number 1601 between Co-Debtors and Lender (as the same may from time to time be amended, supplemented or otherwise modified, the “Agreement”), is secured as provided in the Agreement, and is subject to the terms and provisions thereof. Capitalized terms used herein shall have the respective meanings given them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

     If a payment is more than ten (10) days late, Co-Debtors will be assessed a late fee and charged five percent (5%) of such payment.

     Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable in the sum of all existing delinquent and accrued interest, late fees and charges plus the remaining unpaid principal due under the Note. Interest shall accrue on the accelerated balance at the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law.

     In the event that Lender or any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all costs and expenses of such action, including reasonable attorneys’ fees and costs, whether incurred at trial, on appeal or in any bankruptcy proceeding.

Confidential	Page 11 of 14	X _________ (initials) X________ (initials)

     Co-Debtors and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; fail to realize upon or perfect Lender’s security interest in the collateral; or take any other action deemed reasonably necessary by Lender without the consent of or notice to anyone. If Co-Debtors consist of more than one person or entity, all obligations of each Co-Debtor herein shall be joint and several.

Agreed and consented to by LENDER:	CO-DEBTOR:
VENCORE SOLUTIONS LLC	COGNIGEN NETWORKS, INC.,
A DELAWARE LIMITED LIABLITY COMPANY	A COLORADO CORPORATION
By: _______________________________	By: X_______________________________
Name: _____________________________	Name: Gary Cook
Title: ______________________________	Title: Acting President & CEO
Date: ______________________________	Date:X______________________________
CO-DEBTOR:
COGNIGEN BUSINESS SYSTEMS, INC.,
A DELAWARE CORPORATION
By: X_______________________________
Name: Carl Silva
Title: President
Date:X______________________________

Confidential	Page 12 of 14	X _________ (initials) X________ (initials)

EXHIBIT B

Supplement Number 1

Hereby made a part of Loan and Security Agreement Number 1601 and Promissory Note Number 01

     This Supplement is executed and delivered by Cognigen Networks, Inc., a Colorado Corporation and Cognigen Business Systems, Inc., a Delaware Corporation as Co-Debtors, jointly and severally responsible (“Co-Debtors”) pursuant to the terms of a Loan and Security Agreement Number 1601 between Co-Debtors and VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company (“Lender”), as the same may from time to time be amended, supplemented or otherwise modified (the “Agreement”). Capitalized terms used herein shall have the respective meanings given them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

1.

Co-Debtors hereby affirm that (i) the representations and warranties set forth in Section 4 of the Agreement are true and correct in all material respects as of the date hereof; and (ii) no Default or Event of Default has occurred and is continuing.

2.

Upon the funding thereof, Co-Debtors hereby affirm that Lender will have made a Loan to it for the purpose above described, which Loan is evidenced by a Note, in the principal amount of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00).

Agreed and consented to by LENDER:	CO-DEBTOR:
VENCORE SOLUTIONS LLC	COGNIGEN NETWORKS, INC.,
A DELAWARE LIMITED LIABLITY COMPANY	A COLORADO CORPORATION
By: _______________________________	By: X_______________________________
Name: _____________________________	Name: Gary Cook
Title: ______________________________	Title: Acting President & CEO
Date: ______________________________	Date:X______________________________
CO-DEBTOR:
COGNIGEN BUSINESS SYSTEMS, INC.,
A DELAWARE CORPORATION
By: X_______________________________
Name: Carl Silva
Title: President
Date:X______________________________

Confidential	Page 13 of 14	X _________ (initials) X________ (initials)

SCHEDULE 1

Hereby made a part of Loan and Security Agreement Number 1601 and Promissory Note Number 01

DESCRIPTION OF COLLATERAL:

SECURITY INTEREST IN ALL OF CO-DEBTORS’ ASSETS, INCLUSIVE OF INTELLECTUAL PROPERTY, BOTH CURRENTLY AND HEREAFTER OWNED BY DEBTOR. THIS SECURITY POSITION WILL BE SUBORDINATE ONLY TO THAT OF SILICON VALLEY BANK AND GLOBAL CROSSING.

Agreed and consented to by LENDER:	CO-DEBTOR:
VENCORE SOLUTIONS LLC	COGNIGEN NETWORKS, INC.,
A DELAWARE LIMITED LIABLITY COMPANY	A COLORADO CORPORATION
By: _______________________________	By: X_______________________________
Name: _____________________________	Name: Gary Cook
Title: ______________________________	Title: Acting President & CEO
Date: ______________________________	Date:X______________________________
CO-DEBTOR:
COGNIGEN BUSINESS SYSTEMS, INC.,
A DELAWARE CORPORATION
By: X_______________________________
Name: Carl Silva
Title: President
Date:X______________________________

Confidential	Page 14 of 14	X _________ (initials) X________ (initials)

WARRANT PURCHASE AGREEMENT

Issuer:	Cognigen Networks, Inc., a Colorado Corporation
Address:	6405 218th Street SW, Suite 305
Mountlake Terrace, WA 98043
Date:	X______________

THIS WARRANT PURCHASE AGREEMENT is entered into on the above date between VENCORE SOLUTIONS LLC, A Delaware Limitcd Liability Company (“VENCORE”), located at 4500 SW Kruse Way, Suite 350, Lake Oswego, OR 97035 and the issuer named above (the “Company”), whose chief executive offices are located at the above address (“Company’s Address”).

1.      ISSUANCE OF WARRANT.

1.1

Sale and Purchase of Warrant. The Company shall sell to VENCORE, and VENCORE shall purchase from the Company, a warrant in substantially the form attached to this Agreement as Exhibit A (the “Warrant”). The cost of the Warrant to VENCORE shall be $100.00 (the “Purchase Price”). The Warrant shall give VENCORE the right to purchase Seventy-Five Thousand shares of the Common Stock of the Company (the “Shares”) at an exercise price of Zero Dollars and 12/100 ($0.12) per share (the “Initial Exercise Price”), all subject to adjustment as provided in the Warrant. VENCORF may pay the Purchase Price by check, in form of cancellation of indebtedness, or by such other means as the parties may agree.

1.2	Closing. The issuance of the Warrant shall take place upon execution of this Agreement and a Loan and Security Agreement and related documents.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1

Valuation and Capitalization. The Initial Exercise Price is not greater than the price per share at which the Shares were last issued in an arm s-length transaction in which at least $500,000 of the Shares were sold.

2.2

Authorization. The persons signing this Agreement and the Warrant have full power and authority to execute and deliver this Agreement and the Warrant on behalf of the Company. When executed and delivered, this Agreement and the Warrant will constitute a valid and binding obligation of the Company.

2.3

No Antidilution Upon Issuance or Exercise of Warrant. Neither the issuance nor the exercise of the Warrant will cause the rate at which any of the Company’s outstanding convertible securities are ultimately convertible to Common Stock to change, nor will it otherwise invoke any “antidilution” feature of any of the Company’s outstanding securities or rights to purchase securities.

Confidential	Page 1 of 4

3.      REPRESENTATIONS AND WARRANTIES OF VENCORE.

3.1

Authorization. The person signing this Agreement on behalf of VENCORE has full power and authority to enter into this Agreement on behalf of VENCORE. When executed and delivered, this Agreement will constitute a valid and legally binding obligation of VENCORE.

3.2	No Registration. VENCORE understands that the Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”).

3.3	Acquisition for Investment.VENCORE is acquiring the Warrant and Shares solely for its own account and not with a view toward the resale or the distribution of the Warrant or the Shares.

3.4

Experience. VENCORE is a sophisticated leasing company to publicly traded and non-publicly traded high technology and other businesses and is able to fend for itself. VENCORE is able to bear the economic risk of the purchase of the Warrant and the Shares, including a complete loss of VENCORE’s investment.

3.5	Accredited Investor. VENCORE is an “Accredited Investor” as defined in SEC Rule 50 1(a).

4.     MISCELLANEOUS.

4.1	Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

4.2

Additional Actions and Documents. The parties shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of this Agreement.

4.3

Successors and Assigns. This Agreement and the Warrant shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the provisions of this Agreement and in the Warrant, VENCORE may transfer all or part of its interest in this Agreement and the Warrant.

4.4

Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

4.5

Amendments. Waivers, and Consents. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by both parties. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a watver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

Confidential	Page 2 of 4

4.6

Notice. Any notice, instruction, or communication required or permitted to be given under this Agreement or the Warrant to any party shall be in writing and shall be deemed given upon the earlier of receipt or, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid, addressed to the principal office of such other party or to such other address as such party may request in written notice.

4.7

Attorneys’ Fees. If either party brings any suit, action, counterclaim, or arbitration to enforce the provisions of this Agreement or the Warrant, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses in addition to court costs.

4.8	Governing Law. The rights and obligations of the parties shall be governed by, and this Agreement and the Warrant shall be construed and enforced in accordance with, the laws of the State of Oregon.

4.9	Jurisdiction and Venue. The parties hereto consent to the jurisdiction of all federal and state courts in Oregon, and agree that venue shall lie exclusively in Multnomah County, Oregon.

4.10

Entire Agreement. This Agreement and the documents and agreements contemplated herein constitute the entire agreement between the parties with regard to the Warrant, the Shares, and any securities issuable, directly or indirectly, upon conversion of the Shares.

4.11

Severability. If any provision of this Agreement or the Warrant, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement and the Warrant, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

4.12	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Company:           COGNIGEN NETWORKS, INC., A COLORADO CORPORATION

By: X_______________________________________	Date:X_________________
Gary Cook, Acting President & CEO

By: X________________________________________	Date:X_________________
Secretary or Assistant Secretary

VENCORE SOLUTIONS LLC, A DELAWARE LIMITED LIABILITY COMPANY

By: _________________________________________	Date:_________________

Title: ________________________________________

Confidential	Page 3 of 4

EXHIBIT A

STOCK PURCHASE WARRANT

[Attached]

Confidential	Page 4 of 4

VENCORE SOLUTIONS LLC
Financial Services and Emerging Growth Companies Coming Together

VenCore Solutions LLC, a Delaware Limited Liability Company
4500 SW Kruse Way, Suite 350   •   Lake Oswego, OR 97035
503.699.4997   •   FAX: 503.675.3136

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Date of Issuance: X_________________________	Number of Shares: 75,000
(Subject to Adjustment)

COGNIGEN NETWORKS, INC., A COLORADO CORPORATION

COMMON STOCK PURCHASE WARRANT

     COGNIGEN NETWORKS, INC., A COLORADO CORPORATION (the “Company”), for value received, hereby certifies that VENCORE SOLUTIONS LLC, a Delaware Limited Liability Company, its successors and or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Companyup to Seventy-Five Thousand (75,000) shares of Common Stock of the Company (“Common Stock”), at a purchase price of Zero Dollars and 12/100 ($ 0.12) per share, subject to adjustment as hereinafter provided, at any time after the date hereof and on or before seven (7) years from the date of issuance hereof. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “PurchasePrice,” respectively. The Company represents and warrants to the Registered Holder that the initial purchase price referenced on the first page of this Warrant is not greater than the price per share at which the Common Stock was last issued in an arms-length transaction in which at least Five Hundred Thousand Dollars ($500,000) of the shares were sold, or the fair market value of the shares as of the date of this Warrant.

1.      Exercise.

     a)    This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

     b)    Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

Common Stock Purchase Warrant	Page 1 of 8

Confidential	X________ (initial)

     c) Net Issue Exercise.

     (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
      _______
          A

Where	X = The number of shares of Common Stock to be issued to the Registered Holder.

Y	= The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

A	= The fair market value of one share of Common Stock (at the date of such calculation).

B	= The Purchase Price (as adjusted to the date of such calculation).

          (ii)    For purposes of this Section 1(c), the fair market value of Common Stock shall be the price per share as determined in good faith by the Board of Directors.

     d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

          (i)    a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled; and

          (ii)    in case such exercise is in part only, anewwarrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

2.      Adjustments.

     a) If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustmentisrequiredtobemade in the Purchase Price, the number ofshares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment by (ii) the Purchase Price in effect immediately after such adjustment.

     b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, thenand in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a), and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

Common Stock Purchase Warrant	Page 2 of 8

Confidential	X________ (initial)

     c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 2(a) or (b) above.

3.      Transfers.

     a) Subject to the provisionsof Section 3(b) hereto, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form ofExhibitBhereto) at the principal office of the Company.

     b) Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect; or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

     c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     d) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

     4.      No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     5.      Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company will payor distribute tothe Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record was taken for such Liquidating Dividend or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution were determined.

Common Stock Purchase Warrant	Page 3 of 8

Confidential	X________ (initial)

     6.      Piggyback Registration Rights.

     a) If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Registered Holder) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give the Registered Holder written notice of such registration. Upon the written request of the Registered Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the shares of Warrant Stock issued upon exercise of this Warrant (the “Registrable Securities”) that the Registered Holder has requested to be registered. Notwithstanding the foregoing, if the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

     b) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations hereunder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling stockholders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, but excluding underwriting discounts and commissions relating to Registrable Securities.

     c) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Warrant, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto)arising out of or based on any untrue statement (oralleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance,orbased on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessaryto make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934 as amended (Exchange Act), or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein. The Company shall not, except with the consent of Holder, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to Holder a release from all liability with respect to such claim or litigation.

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     d) At all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company agrees to use its best efforts to take such actions as are necessary and appropriate to make available to the Registered Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit the Registered Holder to sell securities of the Company to the public without registration, including filing with the SEC in a timely manner all reports and other documents required under the Securities Act and the Securities Exchange Act of 1934.

7.      Notices of Certain Transactions / Delivery of Certain Documents.

     a) So long as Registered Holder holds this Warrant and / or any of the Common Stock, the Company shall deliver to Registered Holder:

          (i)    promptly after mailing, copies of all notices or other written communicationstothe shareholders of the Company; and

          (ii)    within ten (10) days after of filing with the SEC, the annual audited financial statements of the Company certified by independent public accountants of recognized standing; and

          (iii)    within ten (10) days after of filing with the SEC, the Company’s quarterly, unaudited financial statements.

     b) In case:

          (i)    the Company shall takea record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities; or

          (ii)    of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (iii)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, andin each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (b) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, windingup, redemption or conversion is to take place, and the time, if any is to be fixed, asof which holders shall be holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up). Suchnoticeshallbe mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     8.      Reservation ofStock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     9.      Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

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     10.      Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     11.      Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company; and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     12.      No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     13.      No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares, which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

     14.      Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

     15.      Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16.      Governing Law. This Warrant shall be governed, construed and interpreted in accordance withthe laws of the State of Oregon, without giving effect to principles of conflicts of law. In case any provision of this Warrantshall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Warrant shall not in any way be affected or impaired thereby.

     17.      Entire Agreement. Except as otherwise set forth herein, this Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                                  COGNIGEN NETWORKS, INC., A COLORADO
                                  CORPORATION

                               By: X________________________________________
                                        Gary Cook, Acting President & CEO
                      Address    6405 218th Street SW, Suite 306
                                        Mountlake Terrace, WA 98043
Date of Issuance &
Date of Signature: X ______________________________

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EXHIBIT A

PURCHASE FORM

To: COGNIGEN NETWORKS, INC., A COLORADO CORPORATION                                                                    Date___________________

     1.     The undersigned hereby elects to purchase ____________________________________________ shares of the Common Stock covered by the attached Warrant pursuant to the terms thereof; and (please indicate either (a) or (b) below):

_____ (a) tenders herewith payment in cash, check or wire transfer of the purchase price of such shares in full; or

_____ (b) elects to effect such purchase through the Net Issue Exercise provision set forth in Section 1(c) of the attached Warrant.

     2.      Please issue a certificate or certificates representing saidshares in the name of the undersigned or insuch other name or names as are specified below.

Name:_______________________________________ Address:____________________________________ ____________________________________________

Signature:____________________________________________________ Address:_____________________________________________________

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EXHIBIT B

ASSIGNMENT FORM

     FOR VALUE RECEIVED, __________________________________________________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee Address No. of Shares

Dated: _________________________________	Signature:____________________________________________
GARY COOK
Witness:_____________________________________________
____________________________________________________
PRINT NAME OF WITNESS

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Confidential	X________ (initial)